UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 3, 2025
Date of Report (date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     MillerKnoll, Inc. (the “Company”) has appointed Jeffrey M. Stutz to the position of Chief Operating Officer (COO), effective September 8, 2025. Mr. Stutz is currently the Company’s Chief Financial Officer (CFO), a position he has held since February 2015. In connection with his appointment as COO, Mr. Stutz's annual base salary was increased to $635,000, his fiscal 2026 annual incentive plan (AIP) target award was increased to 100% of his base salary, and his fiscal 2026 long-term incentive target award was increased to 225% of his base salary.

Until a new CFO is identified and appointed, Kevin Veltman, age 50, will serve as the Company’s Interim CFO, starting September 8, 2025. Mr. Veltman has served as the Company's Senior Vice President, Finance – North America Contract since June 2023. Prior to that, he served as Senior Vice President – Integration Lead from May 2021 through June 2023, a position in which he directed the Company's post-merger integration with Knoll. He first joined the Company in October 2014 as Vice President – FP&A, Investor Relations, and Treasurer and was promoted to Vice President – Corporate Finance & Treasurer in May 2020. Prior to joining the Company, he held various positions with BISSEL Homecare, Inc. and Ernst & Young. There are no family relationships between Mr. Veltman and any other executive officer or director of the Company, nor is Mr. Veltman a party to any transaction that would be reportable as a related party transaction under applicable SEC rules. During the period of his service as Interim CFO, Mr. Veltman will receive an annual base salary of $480,000 and be eligible for a fiscal 2026 AIP target award equal to 50% of his base salary.

On September 3, 2025, Christopher Baldwin, Group President of the Company, advised the Company he was resigning from his employment with the Company. The duties and responsibilities of the position of Group President of the Company will now be part of the new COO’s role.

Item 8.01     Other Events

On September 5, 2025, the Board of Directors of the Company appointed John R. Hoke III as the new non-executive Chair of the Board of Directors, effective upon the retirement of Michael Volkema at the Company’s 2025 Annual Meeting of Shareholders on October 13, 2025. Mr. Hoke has served on the Company’s Board of Directors since 2005 and currently chairs its Governance and Corporate Responsibility Committee. Mr. Hoke is the Chief Innovation Officer at Nike, Inc., leading the company’s design team of more than 1,000 product and industrial designers, graphic designers, and fashion designers, as well as architects, interface, and digital content designers to strategically amplify and accelerate innovation for Nike’s next chapter of growth. He has been with Nike since 1993 and previously served as Chief Design Officer from 2017 to 2023 and as Vice President of Global Design from 2010 to 2017.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 5, 2025	MillerKnoll, Inc.
		By:	/s/ Jacqueline H. Rice
Jacqueline H. Rice Chief Legal Officer & Corporate Secretary